December 3, 1997



                                                            ARD2-13




VIA FACSIMILE AND FIRST CLASS MAIL

Gary M. Laughlin, Esq.
Pircher, Nichols & Meeks
1999 Avenue of the Stars
Suite 2600
Los Angeles, CA  90067
FAX (310) 201-8922

Alexander J. Szilvas, Esq.
Baker & Hostetler LLP
3200 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3485
FAX: (216) 696-0740

Ronald Resch, Esq.
Resch Polster Alpert & Berger LLP
10390 Santa Monica Boulevard
4th Floor
Los Angeles, CA 90025
FAX (310) 552-3209

          Re:  World Savings Master Agreement

Dear Gary, Alex and Ron:

     As you know, pursuant to the terms of that certain Agreement to Acquire Certain Interests in Real Property among our respective clients dated November 12, 1997 and covering the World Savings Building at 11601 Wilshire Boulevard, Los Angeles, California, as modified by those certain letter agreements among us dated November 13, 1997, November 20, 1997, November 26, 1997 and December 1, 1997, respectively, extending the critical dates to December 3, 1997 and the Closing Date to December 10, 1997 (collectively, the "Master Agreement"), today is the last day of the Due Diligence Period and the last day to approve of the Merger Agreement, Contribution Agreement and the Tenancy In Common Agreement, as respects each of your client's aspect of the proposed transaction.

     While the Tenancy in Common Agreement and the Option and Put Agreements have been finalized, approved and initialled by the appropriate parties, the tax requirements of the Apollo and Wilstein interests as respects the changing nature of the Contribution Agreement, Admission and Amendment Agreement and the Merger Agreement have not been finalized and it is now apparent that there will not be complete agreement by executed or initialled documents on all of these sub-parts of the Master Agreement by today; namely, the Merger Agreement, the Contribution Agreement for Apollo, the Contribution Agreement for Wilstein and the Admission and Amendment Agreement for the Wilstein Interests. While my client, Arden Realty Limited Partnership, continues to be willing to waive its due diligence contingencies based upon its physical and fiscal review of the Property, the tax issues of your clients related to the Contribution Agreements, Admission and Amendment Agreements and the Merger Agreement continues to be unresolved issues and I believe it to be in everyone's best interest to agree upon an extension of this and all of the other December 3, 1997 deadlines set forth in the Master Agreement (as previously amended) until the earlier of the date when all of the aforementioned have been approved or Friday, December 5, 1997 at 5:00 pm Los Angeles time.

     In this way, we can all proceed apace to conclude each of our respective tax and legal aspects of this transaction without immediate fear of a "drop-dead" date.

     Therefore, this letter will confirm our mutual agreement on behalf of our respective clients that (1) the Due Diligence Period and (2) the date by which the Contribution Agreements, Admission and Amendment Agreement and the Merger Agreement must be approved (the Tenancy in Common Agreement and Option and Put Agreement have previously been approved) are hereby extended to the earlier of that date such agreements are approved by each of the respective parties or Friday, December 5, 1997; and the Closing Date shall continue to be scheduled for December 10, 1997.

     Please confirm this understanding, by signing and returning a copy of this letter to each party's counsel for their and my files. Thank you for your cooperation.

     Please let me know if you have any questions or comments concerning any of the foregoing.

                                   Best Regards,


                                   /s/ Kenneth R. Blumer
                                   Kenneth R. Blumer
                                   Member of the Firm




     The foregoing is hereby confirmed and agreed to on behalf of our respective clients.


                         /s/ Gary Laughlin
                         Gary Laughlin
                         Pircher Nichols & Meeks
                         on behalf of Apollo


                         /s/ Alexander Szilvas
                         Alexander Szilvas
                         Baker & Hostetler LLP
                         on behalf of Forest City


                         /s/ Ronald Resch
                         Ronald Resch
                         Resch Polster Alpert & Berger LLP
                         on behalf of Wilstein